UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2023

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41050	98-1607883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

(345) 814-5726

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	BCSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	BCSA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	BCSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2023, Blockchain Coinvestors Acquisition Corp. I (“BCSA”) held an extraordinary general meeting in lieu of the 2023 annual general meeting of shareholders (the “Shareholder Meeting”) at which BCSA’s shareholders approved proposals to amend BCSA’s amended and restated memorandum and articles of association (as previously amended, the “Memorandum and Articles of Association”) to (i) extend the date by which BCSA must consummate a business combination from November 15, 2023 to May 15, 2024 or such earlier date as may be determined by BCSA’s board of directors in its sole discretion (the “Extension Amendment Proposal”), (ii) eliminate the limitation that BCSA may not redeem its Class A ordinary shares (“Class A Shares”) in an amount that would cause BCSA’s net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of a business combination (the “Redemption Limitation Amendment Proposal”), and (iii) permit for the issuance of Class A Shares to holders of BCSA’s Class B ordinary shares (“Founder Shares”) upon the exercise of the right of a holder of BCSA’s Founder Shares to convert such holder’s Founder Shares into Class A Shares on a one-for-one basis at any time and from time to time prior to the closing of an initial business combination at the election of the holder (the “Founder Share Amendment Proposal,” and together with the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the “Articles Amendment Proposals”). The Articles Amendment Proposals are described in more detail in BCSA’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 5, 2023 (the “Proxy Statement”). The final voting results for the Articles Amendment Proposals are indicated below.

The foregoing description is qualified in its entirety by reference to the amendment to the Memorandum and Articles of Association, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information disclosed under Item 5.03 of this Current Report is incorporated by reference into this Item 5.07.

At the Shareholder Meeting, there were 13,568,908 ordinary shares of BCSA present in person, virtually over the internet or represented by proxy, representing 90.97% of the outstanding ordinary shares of BCSA as of August 29, 2023, the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Articles Amendment Proposals and the voting results for the proposals were as follows:

Extension Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
13,310,793	258,115	0

Redemption Limitation Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
13,318,787	250,121	0

Founder Share Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
13,320,534	248,368	6

As there were sufficient votes to approve the Articles Amendment Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01. Other Events.

The information disclosed under Item 5.03 and Item 5.07 of this Current Report is incorporated by reference into this Item 8.01.

Founder Share Conversion

In connection with the approval of the Founder Share Amendment Proposal, Blockchain Coinvestors Acquisition Sponsors I LLC (the “Sponsor”), the sponsor of BCSA, voluntarily elected to convert all 9,850,000 of its Founder Shares to Class A Shares, and the independent directors of BCSA voluntarily elected to convert all 150,000 of their Founder Shares to Class A Shares, in each case, on a one-for-one basis in accordance with the Memorandum and Articles of Association (such conversions collectively, the “Founder Share Conversion”). The Sponsor and the independent directors waived any right to receive funds from the trust account established by BCSA in connection with its initial public offering (the “Trust Account”) with respect to the Class A Shares received upon such conversion and no additional amounts were deposited into the Trust Account in respect of any of those Class A Shares.

Redemption of Class A Shares

In connection with the vote to approve the Articles Amendment Proposals, holders of 1,481,477 Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $16.0 million (approximately $10.82 per share) is expected to be removed from the Trust Account to redeem such shares, subject to the trustee’s final determination. Upon payment of the redemption, and after giving effect to the Founder Share Conversion, BCSA expects that it will have approximately 13,433,794 Class A Shares outstanding, including 2,111,794 Class A Shares having a right to request redemptions for a pro rata portion of the funds remaining in the Trust Account.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amendment to the Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2023	BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

	By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	Chief Executive Officer

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